WINDSOR
                                        Real Estate Investment Trust 8
                                        6430 South Quebec Street
                                        Englewood, CO 80111

                           YOUR VOTE TRULY COUNTS
        PLEASE DON'T LET YOURSELF OR YOUR FELLOW SHAREHOLDERS DOWN

                             VOTE "FOR" TODAY!


October  , 1998


RE:    Windsor Real Estate Investment Trust 8 Proxy Vote


Dear Shareholder:


As you are aware from our last correspondence, the Board of Trustees of Windsor Real Estate Investment Trust 8 is proposing some exciting changes to REIT 8 which we believe will be extremely beneficial to you, the shareholder. We received your proxy card which was marked "abstain" and wanted to make certain that you know this counts as a vote "against" the proposals. Several shareholders we have contacted thought they were remaining neutral by abstaining. Your vote will count as an "against" vote if you fail to immediately send a replacement proxy card.

We know our shareholders are pleased with the proposals because currently an overwhelming majority of votes received have been "for" the proposals. However, the proposals may not pass because many shareholders have not sent in their proxy cards or have marked "abstain", both of which count as a "no" vote.

We urge you at this time to vote "for" all of the items listed on the enclosed proxy card and covered within the proxy statement previously mailed to you. Should you wish for the vote to be made in accordance with our recommendation, you can simply sign and date the proxy card.

                YOUR VOTE TRULY COUNTS
PLEASE DON'T LET YOURSELF OR YOUR FELLOW SHAREHOLDERS DOWN

VOTE "FOR" THE PROPOSALS AND SEND IN YOUR PROXY CARD TODAY!

Should you have any questions about the proposals, or any concerns, do not hesitate to call Arlen Capital, the firm's administrative agent in connection with the proposals at (800) 553-4039. Please do not delay. Fill out, sign, date and mail your proxy card today in the enclosed Airborne package. Your proxy card must be received prior to October 23, 1998 to count!

Sincerely,



Gary P. McDaniel
Chairman of the Board of Trustees

                                               WINDSOR
                                     REAL ESTATE INVESTMENT TRUST 8
                                     6430 South Quebec Street
                                     Englewood, CO 80111

October 20, 1998

YOUR VOTE TRULY COUNTS
VOTE "FOR" TODAY!

Re:    Windsor Real Estate Investment Trust 8 Proxy Vote

Dear Shareholder:

As you are aware from our last correspondence, the Board of Trustees of Windsor Real Estate Investment Trust 8 is proposing some exciting changes to REIT 8 which we believe will be extremely beneficial to you, the shareholder. We received your proxy card which was marked "abstain" and wanted to make certain that you know this counts as a vote "against" the proposals. Several of the shareholders we contacted thought they were remaining neutral by abstaining. Your vote will count as an "against" vote if you fail to respond immediately.

We know our shareholders are pleased with the proposals because currently an overwhelming majority of votes received have been "for" the proposals. However, the proposals may not pass because many shareholders have not sent in their proxy cards or have marked "abstain" both of which count as a "no" vote.

We urge you at this time to vote "for" all of the items listed on the enclosed proxy card and covered within the proxy statement previously mailed to you. Should you wish to change your "abstain" vote to a "for" vote to be made in accordance with our recommendation, you can simply call Arlen Capital at (800) 553-4039, give them your name, and ask them to change your proxy card to a "for" vote. You will have to give your social security number as identification.

YOUR VOTE TRULY COUNTS.
PLEASE DON'T LET YOURSELF OR YOUR FELLOW SHAREHOLDERS DOWN!
VOTE "FOR" THE PROPOSALS BY CALLING TODAY!

Should you have any questions about the proposals, or any concerns, do not hesitate to call Arlen Capital, the firm's administrative agent in connection with the proposals at (800) 553-4039. Please do not delay. Your call must be received prior to October 23, 1998 to count!

Sincerely,

Gary P. McDaniel
Chairman of the Board of Trustees